Exhibit 99.1

SUTHERLAND ASSET MANAGEMENT CORPORATION ANNOUNCES

CLOSING OF MERGER OF

SUTHERLAND ASSET MANAGEMENT CORPORATION WITH ZAIS FINANCIAL CORP.,

CREATING DIVERSIFIED SMALL BALANCE COMMERCIAL MORTGAGE REIT

–  Merger Creates Only Public Specialty Finance Company Focused on Small Balance Commercial Lending and Investing –

–  Shares of Combined Company Will Trade Under New Ticker Symbol “SLD” –

New York, New York (October 31, 2016) – Sutherland Asset Management Corporation (NYSE: SLD) (the “Company”) today announced the completion of the merger between ZAIS Financial Corp. (“ZFC”) and Sutherland Asset Management Corporation (“SLD”). In connection with the merger, ZFC has been renamed Sutherland Asset Management Corporation and will trade under the ticker symbol “SLD” on the New York Stock Exchange effective November 1, 2016.

The combined company will be a diversified mortgage real estate investment trust (“REIT”) which originates, acquires, finances, services and manages small balance commercial loans (“SBC”) and Small Business Administration loans. The Company will maintain its existing residential mortgage origination platform, GMFS.

Thomas Capasse, Chairman of the Company’s Board of Directors and Chief Executive Officer (“CEO”) of the Company, said, “This merger establishes Sutherland and its ReadyCap origination subsidiaries as the only public specialty-finance company focused on both lending to investors in and owner-occupants of small balance commercial properties and acquiring portfolios in the secondary market.  The underbanked SBC market and broad loan product offerings of the ReadyCap platform, Sutherland’s ample balance sheet and demonstrated access to the securitization market supports strong returns on equity and a stable dividend to our shareholders.”

Leadership and Organization

Thomas Capasse, formerly CEO of SLD, is the CEO of the Company, Jack Ross, formally President of SLD, is the President of the Company, Frederick Herbst, formerly Chief Financial Officer (“CFO”) of SLD, is the CFO of the Company and Thomas Buttacavoli, formerly Chief Investment Officer (“CIO”) of SLD, is the CIO of the Company.

Thomas Capasse, formerly Chairman of SLD’s Board of Directors, is the Chairman of the Company’s Board of Directors (the “Board”). David Holman will remain on the Board as an independent director. Frank P. Filipps, Todd M. Sinai and J. Mitchell Reese, all former independent directors of SLD, have joined the Board as independent directors. Jack Ross, President of the Company, has also joined the Board.

SLD paid dividends of $1.49 and $1.06 for the year ended December 31, 2015 and nine month period ended September 30, 2016, respectively.

Details of the Transactions

In connection with the merger between ZFC and SLD, the Company issued 25,870,420 common shares to former SLD common shareholders and 2,288,663 operating partnership units (“OP Units”) to former SLD OP Unit holders. Additionally, as previously announced, the Company completed a tender offer, purchasing 4,185,478 common shares from existing ZFC shareholders at a purchase price of $15.37 per share. Former SLD shareholders hold approximately 86% of the Company’s stockholders’ equity as a result of the merger, with continuing ZFC shareholders holding approximately 14% of the Company’s stockholders’ equity, on a fully diluted basis.

Advisors

ZFC was advised by Houlihan Lokey Capital, Inc and Alston & Bird LLP. SLD was advised by BofA Merrill Lynch and Sidley Austin LLP.

About Sutherland Asset Management Corporation

Sutherland Asset Management Corporation is a REIT that originates, acquires, finances, services and manages SBC loans and Small Business Administration loans.  The Company originates SBC and SBA loans through its ReadyCap subsidiaries.  The Company is externally managed and advised by Waterfall Asset Management, LLC. Additional information can be found on the Company’s website at www.sutherlandam.com.

Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward looking statements. The Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in the Risk Factors section of the Company’s most recent Annual Report on Form 10-K filed with the SEC, and other reports filed by the Company with the SEC, copies of which are available on the SEC’s website, www.sec.gov. Such forward-looking statements speak only as of the date of this announcement. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Contact

Frederick Herbst

Phone: 212-257-4607

Email: rherbst@waterfallam.com